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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-100298) of Yahoo! Inc. of our report dated January 16, 2002, except for Note 12, which is as of February 12, 2002, relating to the financial statements and financial statement schedule, which appears in Yahoo! Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

San Jose, California
November 27, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS